EXHIBIT 23.2

CONSENT OF HILL, BARTH & KING LLC, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-8 and related Prospectus of Bancshares of Florida, Inc., for the registration of 34,526 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2003, relating to the financial statements of Bancshares of Florida, Inc. as of and for the year ended December 31, 2002.

/s/ Hill, Barth & King LLC
Certified Public Accountants

Naples, Florida

November 1, 2005